AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended December 31, 2025			Full-Year Ended December 31, 2025
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q4 2025 acquired IPR&D and milestones expense	$—	$3.32	$3.36	$3,751	$10.61	$10.65
Q4 2025 acquired IPR&D and milestones expense	1,265	(0.71)	(0.71)	1,265	(0.71)	(0.71)
Guidance including Q4 2025 Acquired IPR&D and milestones expense	$1,265	$2.61	$2.65	$5,016	$9.90	$9.94

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